Exhibit 99.1

HEALTH DISCOVERY CORPORATION

2 East Bryan Street, 5th Floor
Savannah, Georgia 31401
Phone (912) 443-1987

September 24, 2010

Dear Shareholder:

I invite you to attend our Annual Meeting of Shareholders, which will be held on Thursday, October 21, 2010, at 10:00 a.m. at the AVIA Savannah Hotel, Parlor A, 14 Barnard Street, Savannah, Georgia 31401.

Details regarding the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, I will report on the Company’s operations and plans.  We also will leave time for your questions.

We hope that you are able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope.  If you are a shareholder of record and you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have submitted your proxy.

Thank you for your ongoing support of Health Discovery Corporation.

  Sincerely,

                                          Stephen D. Barnhill, M.D.
                                          Chief Executive Officer and Chairman of the Board

2010 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders	ii

Proxy Statement	1

Corporate Governance	4

Proposal No. 1 – Election of Directors	6

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm	8

Common Stock Ownership of Certain Beneficial Owners	8

Common Stock Ownership by Directors and Executive Officers	9

Additional Information	9

i

HEALTH DISCOVERY CORPORATION
2 East Bryan Street, 5th Floor, Savannah, Georgia 31401

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, October 21, 2010

PLACE	AVIA Savannah Hotel Parlor A 14 Barnard Street Savannah, Georgia 31401

ITEMS OF BUSINESS	(1) (2) (3)
To elect as directors the four (4) nominees named in the attached proxy statement for a one- year term.
To ratify the Board of Directors’ selection of the independent registered public accounting firm.
To transact such other business as may properly come before the meeting and any adjournment.

RECORD DATE	You are entitled to vote if you were a shareholder of record at the close of business on Thursday, September 9, 2010.

ANNUAL REPORT	Our 2009 Annual Report on Form 10-K, together with our Quarterly Reports on Form 10-Q for the first two fiscal quarters of 2010, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you are a shareholder of record and you attend the meeting, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 2010:  This Notice of Annual Meeting and Proxy Statement, together with our 2009 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the first two fiscal quarters of 2010, are available on our website at www.healthdiscoverycorp.com.

Stephen D. Barnhill, M.D.
Chief Executive Officer and Chairman of the Board

This Proxy Statement and Proxy Card are being distributed on or about September 24, 2010.

ii

PROXY STATEMENT

The Board of Directors (the “Board”) of Health Discovery Corporation (“HDC”, “we”, “us”, “our” or the “Company”) is soliciting proxies for the Annual Meeting of Shareholders.  You are receiving a proxy statement because you own shares of HDC common stock that entitle you to vote at the meeting.  By use of a proxy, you can vote whether or not you attend the meeting.  The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

The information included in this proxy statement relates to proposals to be voted on at the meeting, voting process, and other information.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect as directors the four (4) nominees named in this proxy statement, to ratify the Board of Directors’ selection of the independent registered public accounting firm and to conduct such other business as may properly come before the Annual Meeting.

Annual Meeting Admission

You are invited to attend the meeting in person. The meeting will be held at 10:00 a.m. on Thursday, October 21, 2010 at the AVIA Savannah Hotel, Parlor A, 14 Barnard Street, Savannah, Georgia 31401.

We reserve the right to require proof of ownership of HDC stock, as well as a form of personal photo identification, in order for you to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting.  No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting.

We reserve the right to adopt other rules and to implement additional security measures for the meeting.

Quorum

A quorum is the minimum number of shares required to hold a meeting.  A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum.  Both abstentions and broker non-votes are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted.  Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shareholders Entitled to Vote

Each share of our common stock outstanding as of the close of business on September 9, 2010, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting.  As of that date, there were 227,836,461 shares of common stock issued and outstanding.

Many HDC shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

●
SHAREHOLDER OF RECORD – If your shares are registered directly in your name with HDC’s Transfer Agent, Corporate Stock Transfer, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by HDC.  As the shareholder of record, you have the right to grant your voting proxy directly to HDC or to vote in person at the meeting.

●
BENEFICIAL OWNER – If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the shareholder of record of those shares.  As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the meeting.  Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

At the Annual Meeting, the shareholders will vote on whether to elect the four director nominees named in this proxy statement to serve as directors for a one year term.  Our Board recommends that you vote “FOR” each nominee of the Board.

At the Annual Meeting, the shareholders also will vote on the proposal to ratify the Board’s selection of the Independent Registered Public Accounting Firm.  Our Board recommends that you vote “FOR” ratification.

Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting including without limitation, to vote to adjourn the meeting. If any of our nominees are unavailable as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Required Vote

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot.  Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

All other proposals will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute “broker non-votes.”  A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange (“NYSE”) rules and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm even if the record holder does not receive voting instructions from you.  The record holder may not vote on the election of directors without voting instructions from you, however.  Without your voting instructions on the election of directors, a broker non-vote will occur.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Voting Methods

If you hold shares directly as the shareholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee.  Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card included by your broker or nominee.

Changing Your Vote

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees.  For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”   If you are a shareholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Results of the Vote

We will announce preliminary voting results at the meeting and publish final results in a report on Securities and Exchange Commission and available at www.sec.gov.

Delivery of Proxy Materials

This Notice of Annual Meeting and Proxy Statement is available on our website at www.healthdiscoverycorp.com under Investor Relations. Instead of receiving future copies of our Proxy Statement and accompanying materials by mail, beneficial owners may be able to receive copies of these documents electronically.  Please check the information provided in the proxy materials sent to you by your bank or other holder of record regarding the availability of this service.

Householding

We are delivering a single copy of this proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.  This benefits both you and the Company.  We believe it eliminates irritating duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs.  This will apply to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements.  Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year.  If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting the Executive Vice President at (912) 443-1987 or by mail at 2 East Bryan Street, 5th Floor, Savannah, Georgia 31401.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings.  Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 2 East Bryan Street, 5th Floor, Savannah, Georgia 31401,  by contacting the Executive Vice President of the Company.

Cost of Proxy Solicitation

HDC will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials.  In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities.  We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

Our Transfer Agent is Corporate Stock Transfer.  All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar matters can be handled by contacting Corporate Stock Transfer at (303) 282-4800, or in writing at Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209.

CORPORATE GOVERNANCE
Director Independence

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The number of Directors has been fixed at four. The Board has determined that three of the persons nominated to serve on the Board of Directors are independent of management in accordance with the listing standards of The New York Stock Exchange: D. Paul Graham, Joseph McKenzie and Curtis Anderson. Stephen D. Barnhill, M.D. is our Chief Executive Officer and Chairman of the Board.

Director Compensation

Outside directors are paid $1.00 each year.  Each outside director is also awarded options to purchase shares of the Company’s common stock upon election to the Board.  Mr. Graham was granted an option to purchase 1,500,000 shares of common stock on February 24,  2010 at an exercise price of $0.26 per share. Mr, McKenzie was granted an option to purchase 500,000 shares of common stock on April 29, 2009 at an exercise price of $0.08 per share. In the event of his re-election to the Board at the 2010 Annual Meeting of Shareholders, Mr. McKenzie will be granted an option to purchase an additional 1,000,000 shares of common stock at an exercise price equal to the closing price of the Company’s common stock on such date. In the event of his election to the Board at the 2010 Annual Meeting of Shareholders, Mr. Anderson will be granted an option to purchase 1,5000,000 shares of common stock at an exercise price equal to the closing price of the Company’s common stock on such date.

Dr. Barnhill does not receive any additional compensation for his service as a Director. Dr. Barnhill’s compensation as Chief Executive Officer is set forth in the Company’s 2009 Annual Report on Form 10-K, which is an exhibit to this proxy statement.

Communication with Directors

The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate by sending a letter to the following address: Board of Directors, Health Discovery Corporation, c/o Executive Vice President, 2 East Bryan Street, 5th Floor, Savannah, Georgia 31401.

Director Attendance at Annual Meeting of Shareholders

The Company’s policy is that our directors are expected to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending.

Code of Ethics

The Company has adopted a Code of Ethics applicable to our Chief Executive Officer and Principal Financial Officer.  This Code of Ethics is posted on our website at www.healthdiscoverycorp.com.  The Code of Ethics is also available without charge upon request directed to Investor Relations, Health Discovery Corporation, 2 East Bryan Street, Suite #502, Savannah, Georgia  31401.  The Company intends to disclose amendments or waivers of the Code of Ethics required to be disclosed by posting such information on its website.

Audit Committee and Compensation Committee

The Board of Directors formed an Audit Committee and a Compensation Committee on August 2, 2010. D. Paul Graham, Joseph McKenzie and Stephen D. Barnhill, M.D., comprise the Audit Committee. Given the size of the Company and the difficulty in attracting additional directors, the Board has not designated an audit committee financial expert.

Mr. Graham and Mr. McKenzie comprise the Compensation Committee. HDC does not have a separately designated nominating and corporate governance committee.

Audit Report
Prior to the formation of the Audit Committee, the Board of Directors oversaw the Company’s accounting and reporting practices, financial reports, internal controls and audit functions. The Audit Committee will assume that responsibility on a going forward basis.

Management is responsible for the preparation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, disclosure controls and procedures, internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm (the “independent auditors”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles, as well as performing an independent audit and expressing an opinion on the effectiveness of internal control over financial reporting.

The Board, in overseeing the audit function, provided advice, counsel and direction to management and the Company’s independent auditors on the basis of the information it received, through discussions with management and the independent auditors, and the experience of the Board in business, financial and accounting matters. The Board’s audit functions were not intended to duplicate or certify the activities of management or the independent auditors. The Board met with management and the independent auditors to review the Company’s financial statements and discuss various topics and events, including, but not limited to, items related to the Company’s internal control over financial reporting, critical accounting policies and the adequacy of disclosure in the Company’s consolidated financial statements. In accordance with law, the Board also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters. The Audit Committee will now assume all such responsibilities.

Nominating Process

In filling vacancies and otherwise identifying candidates for our Board of Directors, we seek individuals who will be able to guide our operations based on their business experience, both past and present, or their education. Responsibility for our operations is centralized within management.

Nominees Proposed by Shareholders for Consideration by the Board

Nominations of persons for election to the Board of Directors may be made by any shareholder who complies with the notice provisions set forth in the Bylaws, which provides that a shareholder’s notice must be delivered or mailed and received at the principal executive office of the Company not less than thirty days before the date of the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date is given, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which the public announcement of the meeting date was made.  Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person as required to be disclosed in solicitation of proxies for election of Directors made in compliance with Regulation 14A under the Securities and Exchange Act of 1934, as amended (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the books of the Company, of such shareholder and (B) the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Executive Vice President of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the Company unless nominated in accordance with the applicable provisions of the Company’s Bylaws.

The Board will consider properly submitted shareholder nominees for candidates for membership on the Board of Directors.  Shareholders proposing individuals for consideration by the Board must include the following information about the proposed nominee:  the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected.  Shareholders should send the required information about the nominee to:

Executive Vice President
Health Discovery Corporation
2 Bryant Street, 5th Floor
Savannah, Georgia 31401

The Executive Vice President will send properly submitted shareholder proposed nominations to the Board for consideration at a future Board meeting.  Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Board through other means receive.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

If you are a shareholder of record, your proxy will be voted for the election of the persons nominated unless you indicate otherwise.  If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

The Board unanimously recommends a vote FOR the election of these nominees as directors.

The following table sets forth information with respect to each nominee for election as a director. Reference is made to the sections entitled “Common Stock Ownership of Certain Beneficial Owners” and “Common Stock Ownership by Directors and Officers” for information concerning stock ownership of the nominees and directors.

Director Nominees

Name and Principal Occupation	Age	Director Since

Stephen D. Barnhill, M.D. Chief Executive Officer and Chairman of the Board	53	2003

D. Paul Graham CEO of Graham Capital Partners, LLC	47	2010

Joseph McKenzie Veterinarian	60	2009

Curtis Anderson Retired Investment Banker	69	--

Stephen D. Barnhill, M.D., is currently our Chief Executive Officer and has been since September 2003. He also serves as our Chairman of the Board and has been a member of the Board of Directors since November 2003.  He is a physician trained in laboratory medicine and clinical pathology. He has developed and used artificial intelligence, pattern-recognition, and computational techniques in Medicine, Genomics, Proteomics, Diagnostics and Drug Discovery.

Dr. Barnhill is or has been a Fellow of the American College of Physician Inventors, the American College of International Physicians, the American Medical Association, the American College of Physician Executives, the American Association of Artificial Intelligence, the American College of Managed Care Medicine, the Association of Clinical Scientists, the American Society of Contemporary Medicine and Surgery, the American Society of Law, Medicine and Ethics, the Southern Medical Society, the American Federation for Clinical Research, and the National Federation of Catholic Physicians. Dr. Barnhill founded the Barnhill Clinical Laboratories in 1988 and served as Chairman, CEO, President and Medical Director. This laboratory was later acquired by Corning-Metpath in 1989 and after the acquisition he served as Medical Director of this clinical laboratory until 1992.

In 1992, Dr. Barnhill founded National Medical Specialty Laboratories and served as Chairman, CEO, President, and Medical Director. This research laboratory was founded to utilize pattern-recognition mathematics and artificial intelligence techniques in cancer diagnosis.  Dr. Barnhill is an inventor on the very first patents issued by the United States Patent and Trademark Office for the use of neural networks in medicine. This company was acquired by Horus Therapeutics, a New York based pharmaceutical company.  Dr. Barnhill served as Executive Vice-President and Chairman of the Scientific Advisory Board for Horus Therapeutics until 1998. Johnson & Johnson later acquired the Horus patents invented by Dr. Barnhill.  In 1999, Dr. Barnhill founded and served as Chairman, President and CEO of Barnhill BioInformatics, Inc., which later became Barnhill Genomics, Inc. and BioWulf Technologies, LLC and raised over $13.5 million in private placement funding.   The primary focus of these companies was to utilize the next generation of artificial intelligence and pattern-recognition techniques, known as support vector machines, to identify genes that cause cancer. Dr. Barnhill is the sole inventor on the very first patents issued by the United States Patent and Trademark Office for the use of support vector machines in medicine.  From the summer of 2000 until he organized The Barnhill Group L.L.C. in the summer of 2003, Dr. Barnhill was not engaged in any professional activities as the result of a non-compete agreement signed by Dr. Barnhill when he left the employment of Barnhill Genomics, Inc.

D. Paul Graham has been a member of the Board of Directors since February 2010.  In 1997, after a successful 12-year career with one of Canada’s premier transportation companies, Mr. Graham opened offices in Toronto, Canada to bring M&A experience and value to what he considered the underserviced sector of the small to middle market.  In 2002, he added offices in Atlanta, Georgia and in 2005 opened offices in Savannah, Georgia, which is now his principal office. As CEO of Graham Capital Partners, LLC (“GCP”), Mr. Graham fuels the Company’s strategic direction.  GCP provides investment banking and business advisory services to the small and middle markets for companies achieving revenues between $10 million and $100 million. GCP undertakes multi-industry transactions and mandates with an emphasis on transportation, logistics, distribution, manufacturing, and business services.  Mr. Graham has been involved in acquisitions, divestitures, and financings totaling over $200,000,000 in transaction value in North America and abroad. Leveraging his multifaceted experience gained in over two decades of day to day operations and finance of privately held companies, Mr. Graham leads GCP in M&A and advisory services in North America, Europe and North Africa.

Mr. Graham was educated at Lakehead University and York University in the disciplines of accounting and finance.  Mr. Graham serves in an advisory capacity and as a director for a number of privately held corporations and is a member of the Atlanta chapter of the Association for Corporate Growth.

Joseph McKenzie, D.V.M., has been a member of the Board of Directors since April 2009. Dr. McKenzie practices veterinary medicine, having founded and managed the multi-million dollar growth of multiple veterinary practices in Georgia, South Carolina and Florida. He also created and built the community “drug dog” program, which over the years and across the nation has become a generally accepted and highly successful weapon against drug smuggling at the port of Savannah as well as in the community at large. Dr. McKenzie has also been honored for his years of valuable service on the Board of Directors of the Georgia Veterinary Medical Association. Dr. McKenzie holds a degree in chemistry from Armstrong Atlantic State University, where he was recently honored as its most outstanding alumnus. He also holds a doctorate in veterinary science from the University of Georgia’s College of Veterinary Medicine.

Curtis G. Anderson served in the U.S. Navy and then spent 19 years in the corporate and investment banking field. Mr. Anderson founded Anderson Capital Corporation, a privately held venture capital company, in 1986. Mr. Anderson also served as president and chief operating officer for the Kuhlman Corporation in Savannah, Georgia from 1994 to 1999.  Mr. Anderson earned his bachelors degree and his masters in business administration from the University of Washington. Mr. Anderson served in the U.S. Navy from 1963 to 1965. He is active in numerous charitable and civic organizations.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Hancock Askew & Co., LLP (“Hancock Askew”) as the Company’s independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for fiscal 2010.  The Board of Directors seeks an indication from shareholders of their approval or disapproval of the appointment of Hancock Askew as the Company’s auditors.

Hancock Askew has been our independent auditor since September 21, 2006, and no relationship exists other than the usual relationship between auditor and client.

If the appointment of Hancock Askew as auditor for fiscal year 2010 is not approved by the shareholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year.  However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company’s Independent Registered Public Accounting Firm for fiscal year 2010, unless the Board of Directors finds other good reason for making a change.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company’s common stock on September 9, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class

Steven M. Barnhill	24,855,722	(2)	11%

William F. Quirk, Jr.	21,933,886	(3)	10%

Prime Mover Capital Partners, LP	17,088,606	(4)	8%

(1)      Includes shares underlying options and warrants that are exercisable within 60 days of September 9, 2010
(2)      Includes 5,000,000 of vested options. The shares are held by The Barnhill Group LLC, which is wholly owned by Dr. Barnhill.

(3)      Does not include 10,000,000 warrants granted to Mr. Quirk on September 23, 2010. Pursuant to a settlement agreement with HDC, Mr. Quirk exchanged 32,527,776 warrants (16,263,888 warrants with an exercise price of $0.14 per share and 16,263,888 warrants with an exercise price of $0.19 per share) for three new warrants, two of which are for 3,333,333 shares each and one warrant for 3,333,334 shares (for a total of 10 million shares), with strike prices of $0.20, $0.25 and $0.30, and exercise terms of 12 months, 18 months and 24 months, respectively.

(4)      Includes 6,875,000 of vested warrants which expire July 27, 2012.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each executive officer and by all officers and directors of the Company as a group as of September 9, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class

Steven M. Barnhill	24,855,722	(2)	11%

R. Scott Tobin	4,500,000	(3)	2%

D. Paul Graham	250,000		*

Joseph McKenzie	6,056,225		3%

Curtis G. Anderson	7,100,788		3%

All Directors and Officers As a group (9 people)	42,762,735		19%

* Less than 1%
(1)	Includes shares underlying options and warrants that are exercisable within 60 days of September 9, 2010.
(2)	Includes 5,000,000 vested options. The shares are held by The Barnhill Group LLC, which is wholly owned by Dr. Barnhill.
(3)	Consists of vested options.
(4)
None of the executive officers that are not listed above currently own any shares or options that are exercisable within 60 days of September 9, 2010. Management anticipates that the Board of Directors will adopt an equity incentive plan in which these executive officers will participate.

ADDITIONAL INFORMATION

2009 Annual Report on Form 10-K

HDC’s 2009 annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements, are attached as an exhibit to this Proxy Statement and incorporated by reference herein.

                                     BY ORDER OF THE BOARD OF DIRECTORS

September 24, 2010
Stephen D. Barnhill, M.D.
Chief Executive Officer and Chairman of the Board Board

PLEASE RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE

HEATH DISCOVERY CORPORATION
PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR OCTOBER 21, 2010.

The undersigned hereby appoints Stephen D. Barnhill and Thomas L. Gallagher, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Health Discovery Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the AVIA Hotel Savannah, Parlor A, 14 Barnard Street, Savannah Georgia on October 21, 2010, at 10 o’clock in the morning, local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present.  Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

1.           The election of four directors to each serve for a term of one year.

/  /    FOR the nominees listed                                                    /  /     WITHHOLD AUTHORITY
 below (except as marked                                                             to vote for all nominees
 to the contrary below)                                                          listed below

 Stephen D. Barnhill, M.D., D. Paul Graham, Joseph McKenzie and Curtis Anderson are the nominees for a term of one year.
To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.

 2.   The ratification of the Board of Directors’ selection of Hancock Askew & Co., LLP, as the Independent Registered Public Accounting Firm (auditors) for fiscal 2010.

            /  /      FOR                /  /      AGAINST                 /  /      ABSTAIN

 3.   By executing this proxy, the undersigned shareholder grants the proxies, in their discretion, the ability to vote on such other business as may properly come before the meeting or any adjournment thereof including without limitation, to vote to adjourn the meeting.

(Continued and to be signed on other side)

Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned’s directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and ratification of the Independent Registered Public Accounting Firm and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated September 24, 2010, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

Dated:

Signature

Signature, if held jointly

IMPORTANT:  Please date this proxy and sign exactly as your name or names appear(s) hereon.  If the stock is held jointly, signatures should include both names. Personal representatives, trustees, guardians and others signing in a representative capacity should give full title.  If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Proxy Statement dated September 24, 2010